CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Matthew T. Hinkle, Chief Executive Officer, and Vivek Pai, Principal Financial Officer of Legg Mason ETF Investment Trust (the “Registrant”), each certify to the best of their knowledge that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2023 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason ETF Investment Trust	Legg Mason ETF Investment Trust

/s/ Matthew T. Hinkle	/s/ Vivek Pai
Matthew T. Hinkle	Vivek Pai
Date: November 22, 2023	Date: November 22, 2023

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.